Exhibit

                     Consent of Independent Auditors













                                                                   Exhibit 23



                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statment (Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust of our report dated June 14, 2002, with respect to the financial statements and schedule of Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust included in this Annual REport (Form 11-K) for the year ended December 31, 2001.


                                                     /s/ Ernst & Young LLP

Chicago, Illinois
June 26, 2002